Exhibit 99.2

Third Quarter 2021

Supplemental

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Select Recent Acquisitions	4
Value Creation	5
Replacement Cost Analysis	5
Rent Collections and Deferrals	6
Guidance	7
Financial Information
Same Store Net Operating Income (NOI)	8
Consolidated Statements of Operations	9
Consolidated NOI	10
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	10
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	10
Consolidated Balance Sheets	11
Capital Structure and Debt Summary	12
Capital Markets Activity	12
Unconsolidated Joint Venture	13
Net Asset Value Components	14
Operational & Portfolio Information
Leasing Activity	15
Lease Expiration Schedule	15
Leased Square Feet and Annualized Base Rent by Tenant Industry	16
Leased Square Feet and Annualized Base Rent by Type	17
Top 10 Tenants by Annualized Base Rent	18
Lease Segmentation by Size	18
Rentable Square Feet and Annualized Base Rent by Market	19
Total Acquisition Cost by Market	19
Appendix
Glossary	20

Forward-Looking Statements: This Supplemental Information contains forward-looking statements within the meaning of the U.S. federal securities laws. We make statements in this Supplemental Information that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. One of these factors is the outbreak of the novel coronavirus (COVID-19), the impact of which is difficult to fully assess at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of efforts to contain the spread of the virus and its resulting direct and indirect impact on the U.S. economy and economic activity. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 20-21. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 10.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership, and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthreit.com	212.509.4000

Executive Management

Jeffrey E. Witherell	Pendleton P. White, Jr.	Daniel C. Wright	James M. Connolly
Chief Executive Officer	President and Chief Investment	Executive Vice President	Executive Vice President
and Chairman	Officer	and Chief Financial Officer	Asset Management

Board of Directors

Martin Barber	Philip S. Cottone	Richard J. DeAgazio	David G. Gaw
Independent Director	Independent Director	Independent Director	Lead Independent Director

John W. Guinee	Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Independent Director	President and Chief Investment	Chief Executive Officer
		Officer	and Chairman

Equity Research Coverage[1]

Baird	Colliers Securities	Wedbush Securities
Dave Rodgers	Barry Oxford	Henry Coffey
216.737.7341	203.961.6573	212.833.1382

Berenberg Capital Markets	JMP Securities
Connor Siversky	Aaron Hecht
646.949.9037	415.835.3963

B. Riley Securities	KeyBanc Capital Markets
Guarav Mehta	Craig Mailman
212.417.8008	917.368.2316

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on November 5, 2021 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through November 12, 2021 by dialing (412) 317-0088 and entering the replay access code, 10158282.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 09/30/2021

Portfolio Snapshot	Portfolio Growth ($ in millions)

Number of Properties	117

Number of Buildings	152

Square Footage	26,595

Occupancy	96.3%

WA Lease Term Remaining (yrs.)	3.8

Total Annualized Base Rent (ABR)[1]	$106,670

Rental Rate Increase - Cash basis[2]	10.8%

Acquisition Activity

Transaction Summary (YTD Q3 2021)			Investment Highlights

Purchase Price[4]	$ 176,527	●	Since the Company's initial public offering in June 2017, the Company has acquired $978 million of wholly owned warehouse, distribution, light manufacturing, and small bay industrial properties totaling approximately 22.8 million square feet
Cost Per Square Foot	$ 54.73
Replacement Cost/SF3 - YTD 2021	$ 88.71
Square Footage Acquired	3,449,395	●	YTD 2021, the Company has acquired industrial properties in the markets of Chicago, Cleveland, Columbus Indianapolis, Kansas City, Memphis, and St. Louis at a significant discount to replacement cost
WA Occupancy at Acquisition	99.3%
WA Lease Term Remaining (yrs.)	3.9

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
Memphis, TN	7/9/2021	1	$ 9,900	233,000	7.7%	$ 42.49
Memphis, TN	7/30/2021	2	6,277	316,935	8.0%	19.81
Chicago, IL	8/12/2021	1	30,100	513,512	7.8%	58.62
St. Louis, MO	8/24/2021	1	55,200	769,500	6.7%	71.73
Total Third Quarter 2021 Acquisitions		5	$ 101,477	1,832,947	7.2%	$ 61.78

Multiple	Q2 2021	2	$ 14,050	230,099	6.8%	$ 61.73

Multiple	Q1 2021	5	$ 61,000	1,386,349	7.7%	$ 46.87

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	31	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		130	$ 978,110	22,799,181	8.0%	$ 49.28

QTD Q4 2021 Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
St. Louis, MO	10/5/2021	1	$ 11,100	100,021	6.9%	$ 110.98
St. Louis, MO	10/5/2021	1	7,700	76,042	6.2%	101.26
St. Louis, MO	10/7/2021	2	75,100	1,145,330	5.8%	65.57
Indianapolis, IN	10/26/2021	1	23,100	294,730	6.9%	78.38
		5	$ 117,000	1,616,123	6.1%	$ 74.76

Portfolio statistics and acquisitions include wholly owned properties only.

1)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2021, multiplied by 12. Excludes rent abatements.
2)	Based on approximately 1.4 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
3)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.

Plymouth Industrial REIT, Inc.
Select Recent Acquisitions

During the first three quarters of 2021 and to date in the fourth quarter, the Company closed on the acquisition of seventeen industrial buildings totaling approximately 5.1 million square feet for a total of $294 million, a weighted average price of $64 per square foot, and a weighted average initial yield of 6.9%

Unaudited ($ in thousands, except Cost/SF)

Lakeview Drive

	Location	St. Louis
	Acquisition Date	August-21
	# of Buildings	1
	Purchase Price[1]	$55,200
	Square Footage	769,500
	Occupancy	100.0%
	WA Lease Term Remaining	2.7 years
	Projected Initial Yield	6.7%
	Purchase Price/SF2	$71.73
	Replacement Cost/SF2	$91.00
	Multi-Tenant %	0%
	Single-Tenant %	100%

Location Characteristics: St. Louis is located within 500 miles of one-third of the U.S. population and within 1,500 hundred miles of 90% of North America's population by way of its four interstates with national access. Additionally, the region is home to two international cargo airports, and the third-largest rail hub and second-largest inland port in the U.S.

	Market Insight: Supply continues to contract; growth shows no signs of slowing down as more firms look to Midwest markets for distribution hubs (source: JLL)

	Portfolio Fit: Brings Company's scale in the St. Louis market to nearly 2.0 million square feet and complements the existing tenant / industry base with the addition of a leading 3PL company to the roster

ODW Logistics Distribution Center

	Location	Columbus
	Acquisition Date	March-21
	# of Buildings	1
	Purchase Price[1]	$29,000
	Square Footage	772,450
	Occupancy	100.0%
	WA Lease Term Remaining	4.3 years
	Projected Initial Yield	7.5%
	Purchase Price/SF2	$37.54
	Replacement Cost/SF2	$69.36
	Multi-Tenant %	0%
	Single-Tenant %	100%

	Location Characteristics: Columbus is one of the preeminent distribution corridors in the world; centrally positioned to the entire eastern half of the U.S., enabling same-day / next-day delivery to all population centers in the Northeast, Mid-Atlantic, Southeast, and Midwest (source: CBRE)

	Market Insight: Low vacancy rates; positive supply and demand fundamentals supporting rent growth; robust development pipeline

	Portfolio Fit: Brings Company's scale in the Columbus metro area to nearly 3.0 million square feet and enlarges tenant / industry diversification

1)	Represents total direct consideration paid rather than GAAP cost basis.
2)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Lease Extension / Redevelopment	Early Termination and New Lease	New Development

Cincinnati, OH	Canton, OH	Portland, ME
Acquired multi-tenant industrial building in October 2018 with over 1.1 million SF of rentable square feet and 30+ acres available for future development	Acquired single-tenant ~275,000 square foot building in November 2020 as part of a 10-building portfolio, with a known vacancy	Acquired multi-tenant industrial building in November 2014 with ~8 acres of developable land
Renewed nearly 0.5 million SF at higher rental rents with average annual rent escalations of 3.3% and terms greater than 4 years	Negotiated an early lease termination and executed a new 10.5-year lease commencing Q3 2021 at market rents with no downtime	Broke ground on new ~70,000 square foot industrial building during Q2 2021 with an estimated shell completion in December 2021 at a cost of ~$7.3 million
Installing floors over open crane pit areas to create an additional ~150,000 SF of new leasable space, approximately 40% of which has been leased	Exit capitalization rate ~200bps below allocated acquisition capitalization rate[1]	Flexible design features will allow the building to be efficiently utilized for both single- and multi-tenant occupancy

Replacement Cost Analysis (as of 9/30/2021)

			Total Rentable	Purchase	Replacement
Market	Market Type[2]	# of Buildings	Square Feet (RSF)	Price[3]	Cost[4]
Atlanta	Primary	9	1,318,002	$ 62,931	$ 81,124
Chicago	Primary	39	6,592,226	232,676	559,828
Boston	Secondary	1	200,625	10,500	20,161
Cincinnati	Secondary	8	2,045,910	68,457	131,968
Cleveland	Secondary	17	3,681,390	176,250	307,536
Columbus	Secondary	10	2,724,173	101,643	183,766
Indianapolis	Secondary	14	3,468,401	104,740	245,919
Jacksonville	Secondary	24	1,966,154	135,650	172,492
Kansas City	Secondary	1	221,911	8,600	20,451
Memphis	Secondary	19	2,397,934	74,902	150,011
Philadelphia	Secondary	1	156,634	9,700	10,569
St. Louis	Secondary	9	1,821,761	111,437	150,894
Total		152	26,595,121	$ 1,127,586	$ 2,034,719

1)	Based on acquisition yield and third-party real estate market estimate of current exit capitalization rate.
2)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
3)	Represents total direct consideration paid rather than GAAP cost basis.
4)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Rent Collections and Deferrals

The Company continues to experience substantial rent collection throughout the COVID-19 pandemic. Collection of original contracted rents, including those deferred, as of the current quarter ended was over 99%.

Unaudited ($ in thousands)

	% of Tenant	% of Tenant	Total Revised
	Contractual Base	Contractual Base	Contractual Base
Rent Collections	Rent Collected	Rent Deferred	Rent Collected

First Quarter 2020	99.9%	0.0%	99.9%
Second Quarter 2020	95.2%	4.7%	99.9%
Third Quarter 2020	99.5%	0.4%	99.9%
Fourth Quarter 2020	99.9%	0.0%	99.9%

First Quarter 2021	99.7%	0.2%	99.9%
Second Quarter 2021	99.7%	0.0%	99.7%
Third Quarter 2021[1]	99.7%	0.0%	99.7%

Rent Deferrals[2]	Granted	Collected	Outstanding

Full Year 2020[3]	$ 1,250	$ 1,250	$ —

YTD 2021[4]	$ 54	$ 27	$ 27

1)	Cash receipts based on contractual base rent receivables through October 25, 2021.
2)	Rent deferrals require full repayment of rent amounts within twelve months from the date of the deferment.
3)	The total outstanding rental deferral amounts as of the year ended December 31, 2020 have been paid consistent with the deferral terms and fully collected.
4)	For the nine months ended September 30, 2021, a single rent deferment agreement was executed that stipulates the repayment of deferred rents to be fully repaid by year-end 2021.

Plymouth Industrial REIT, Inc.
Guidance

The Company affirmed the full year 2021 guidance ranges for Net loss, Core FFO and AFFO attributable to common stockholders and unit holders noted below. In addition, the Company updated the 2021 guidance assumptions accompanying the full year range herein.

Unaudited (in thousands, except per-share amounts)

	Full Year 2021 Range[1]
	Low	High

Net loss	$ (0.40)	$ (0.37)

Depreciation and amortization	2.22	2.23
Depreciation and amortization from unconsolidated joint venture	0.05	0.05
Gain on sale of real estate	(0.02)	(0.02)
Unrealized appreciation of warrants	0.06	0.06
Preferred stock dividend	(0.21)	(0.21)
Core FFO	$ 1.70	$ 1.74

Amortization of debt related costs	0.05	0.05
Stock compensation	0.05	0.05
Straight-line rent	(0.10)	(0.10)
Above/below market lease rents	(0.06)	(0.06)
Recurring capital expenditures	(0.28)	(0.27)
AFFO attributable to common stockholders and unit holders	$ 1.36	$ 1.41

Weighted-average common shares and units outstanding	31,598	31,598

2021 Guidance Assumptions	Low	High

Total Revenue	$ 138,150	$ 138,750
NOI	$ 92,650	$ 93,250
EBITDAre	$ 79,400	$ 79,750
General & Administrative[2]	$ 12,600	$ 12,300
Recurring Capital Expenditures	$ 8,700	$ 8,400
Same Store Cash NOI[3]	$ 59,000	$ 59,250
Same Store Occupancy[3]	95.5%	97.0%

1)	Assumes the completion of approximately $347 million of acquisitions ($293 million of which have been completed to date, with the balance projected to occur prior to year-end). There can be no assurance that we will complete the projected acquisitions within the forecasted timeframes.
2)	Includes non-cash stock compensation of $1.6 million for the full year 2021.
3)	The Same Store Portfolio consists of 108 buildings aggregating 17,093,547 rentable square feet. The Same Store projected performance reflects an annual NOI cash basis, excluding termination income and free rent associated with lease-up, increase of 2.5%-3.0%.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ in thousands)

Same Store Portfolio Statistics

Square footage	17,093,547	Includes: wholly owned properties as of December 31, 2019; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	81
Number of buildings	108
Percentage of total portfolio square footage	64.3%	Excludes: wholly owned properties classified as repositioning or lease-up during 2020 or 2021 (5 properties representing approximately 607,000 of rentable square feet) and unconsolidated joint venture properties
Occupancy at period end	97.8%

Same Store NOI - GAAP Basis

	Three Months Ended September 30,
	2021	2020	$ Change	% Change

Rental revenue	$24,779	$23,986	$793	3.3%
Property expenses	9,349	8,968	381	4.2%
Same Store NOI - GAAP Basis	$15,430	$15,018	$412	2.7%

Same Store NOI excluding early termination income - GAAP Basis	$15,430	$14,871	$559	3.8%

	Nine Months Ended September 30,
	2021	2020	$ Change	% Change

Rental revenue	$73,100	$71,048	$2,052	2.9%
Property expenses	27,431	25,409	2,022	8.0%
Same Store NOI - GAAP Basis	$45,669	$45,639	$30	0.1%

Same Store NOI excluding early termination income - GAAP Basis	$45,595	$45,369	$226	0.5%

Same Store NOI - Cash Basis

	Three Months Ended September 30,
	2021	2020	$ Change	% Change

Rental revenue	$24,031	$23,235	$796	3.4%
Free rents[1]	314	—	314	—
Property expenses	9,349	8,968	381	4.2%
Same Store NOI - Cash Basis	$14,996	$14,267	$729	5.1%

Same Store NOI excluding early termination income - Cash Basis	$14,996	$14,120	$876	6.2%

	Nine Months Ended September 30,
	2021	2020	$ Change	% Change

Rental revenue	$70,299	$68,617	$1,682	2.5%
Free rents[1]	683	—	683	—
Property expenses	27,431	25,409	2,022	8.0%
Same Store NOI - Cash Basis	$43,551	$43,208	$343	0.8%

Same Store NOI excluding early termination income - Cash Basis	$43,478	$42,938	$540	1.3%

1)	Free rent associated with early terminations and lease-up periods for approximately 900,000 rentable square feet of space across three (3) buildings within the Same Store Portfolio for which new leases commenced during the three and nine months ended September 2021. The lease durations associated with these leases range in term from 5 to 10 years with an average of three (3) months of free rent.

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ thousands, except per-share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues:
Rental revenue	$27,454	$21,131	$77,635	$61,855
Tenant recoveries	8,423	6,387	22,833	18,029
Management fee revenue[1]	85	—	265	—
Total revenues	$35,962	$27,518	$100,733	$79,884

Operating expenses:
Property	12,032	10,064	34,398	28,101
Depreciation and amortization	18,305	13,985	50,984	41,602
General and administrative	3,264	2,280	9,582	7,378
Total operating expenses	$33,601	$26,329	$94,964	$77,081

Other income (expense):
Interest expense	(4,906)	(4,538)	(14,489)	(14,309)
Impairment on real estate lease	—	(311)	—	(311)
Earnings (loss) in investment of unconsolidated joint venture[2]	(178)	—	(675)	—
Gain on sale of real estate[4]	—	—	590	—
Unrealized (appreciation) depreciation of warrants[3]	(926)	(103)	(1,809)	(103)
Total other income (expense)	$(6,010)	$(4,952)	$(16,383)	$(14,723)

Net loss	$(3,649)	$(3,763)	$(10,614)	$(11,920)

Less: Loss attributable to non-controlling interest	(57)	(130)	(193)	(584)

Net loss attributable to Plymouth Industrial REIT, Inc.	$(3,592)	$(3,633)	$(10,421)	$(11,336)

Less: Preferred stock dividends	1,652	1,613	4,956	4,839
Less: Series B preferred stock accretion to redemption value	1,807	1,854	5,421	5,562
Less: Amount allocated to participating securities	48	38	153	144

Net loss attributable to common stockholders	$(7,099)	$(7,138)	$(20,951)	$(21,881)

Net loss basic and diluted per share attributable to common stockholders	$(0.22)	$(0.36)	$(0.71)	$(1.35)

Weighted-average common shares outstanding basic & diluted	32,302	19,631	29,637	16,232

1)	Represents management fee revenue earned from the unconsolidated joint venture.
2)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplement Information for additional details.
3)	Represents the change in the fair market value of our common stock warrants.
4)	During the first quarter of 2021, the Company sold a single, 98,340 SF property for approximately $2,037, recognizing a net gain of $590.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands)

Consolidated NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss	$ (3,649)	$ (3,763)	$ (10,614)	$ (11,920)
General and administrative	3,264	2,280	9,582	7,378
Depreciation and amortization	18,305	13,985	50,984	41,602
Interest expense	4,906	4,538	14,489	14,309
Impairment on real estate lease	-	311	-	311
Gain on sale of real estate	-	-	(590)	-
Unrealized appreciation (depreciation) of warrants[1]	926	103	1,809	103
(Earnings) loss in investment of unconsolidated joint venture[2]	178	-	675	-
Other Income[3]	(85)	-	(265)	-
Net Operating Income	$ 23,845	$ 17,454	$ 66,070	$ 51,783

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net loss	$ (3,649)	$ (3,763)	$ (10,614)	$ (11,920)
Depreciation and amortization	18,305	13,985	50,984	41,602
Interest expense	4,906	4,538	14,489	14,309
Unrealized appreciation (depreciation) of warrants[1]	926	103	1,809	103
Gain on sale of real estate	-	-	(590)	-
EBITDAre	$ 20,488	$ 14,863	$ 56,078	$ 44,094
Stock compensation	340	324	1,219	1,056
Pro forma effect of acquisitions[4]	874	713	2,140	1,297
EBITDA adjustments attributable to unconsolidated joint venture[5]	466	-	1,453	-
Adjusted EBITDA	$ 22,168	$ 15,900	$ 60,890	$ 46,447

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net loss	$ (3,649)	$ (3,763)	$ (10,614)	$ (11,920)
Gain on sale of real estate	-	-	(590)	-
Depreciation and amortization	18,305	13,985	50,984	41,602
Depreciation and amortization from unconsolidated joint venture	374	-	1,176	-
FFO	$ 15,030	$ 10,222	$ 40,956	$ 29,682
Preferred stock dividends	(1,652)	(1,613)	(4,956)	(4,839)
Unrealized appreciation (depreciation) of warrants[1]	926	103	1,809	103
Core FFO	$ 14,304	$ 8,712	$ 37,809	$ 24,946
Amortization of debt related costs	424	386	1,163	1,051
Non-cash interest expense	41	(169)	(31)	(79)
Stock compensation	340	324	1,219	1,056
Impairment of real estate lease	-	311	-	311
Straight line rent	(966)	(492)	(2,726)	(1,453)
Above/below market lease rents	(480)	(449)	(1,589)	(1,435)
Recurring capital expenditures[6]	(3,312)	(749)	(6,727)	(2,504)
AFFO	$ 10,351	$ 7,874	$ 29,118	$ 21,893

Weighted-average common shares and units outstanding	33,046	20,488	30,436	17,217

Core FFO attributable to common stockholders and unit holders per share	$ 0.43	$ 0.43	$ 1.24	$ 1.45
AFFO attributable to common stockholders and unit holders per share	$ 0.31	$ 0.38	$ 0.96	$ 1.27

1)	Represents the change in the fair market value of our common stock warrants.
2)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplemental Information for additional details.
3)	Represents management fee revenue earned from the unconsolidated joint venture.
4)	Represents the estimated impact of wholly owned and joint venture acquisitions as if they had been acquired on the first day of each respective quarter in which the acquisitions occurred. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties as of the beginning of the respective periods.
5)	Represents depreciation and amortization, and interest expense from the Company's unconsolidated joint venture.
6)	Excludes non-recurring capital expenditures of $8,524 and $1,327 for the three months ended September 30, 2021 and 2020, respectively, and $16,109 and $3,478 for the nine months ended September 30, 2021 and 2020, respectively.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)
	September 30, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$183,852	$159,681
Building and improvements	878,896	727,000
Less accumulated depreciation	(129,910)	(98,283)
Total real estate properties, net	$932,838	$788,398

Cash, cash held in escrow and restricted cash	78,943	32,054
Deferred lease intangibles, net	68,703	66,116
Investment in unconsolidated joint venture[1]	6,008	6,683
Other assets	35,948	27,019
Total assets	$1,122,440	$920,270

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$336,225	$328,908
Unsecured debt, net[2]	247,729	189,254
Accounts payable, accrued expenses and other liabilities	61,074	49,335
Deferred lease intangibles, net	9,679	11,350
Financing lease liability[3]	2,221	2,207

Total liabilities	$656,928	$581,054

Preferred stock - Series A	$48,473	$48,485
Preferred stock - Series B4	$92,630	$87,209

Equity:
Common stock	$343	$253
Additional paid in capital	492,003	360,752
Accumulated deficit	(172,671)	(162,250)
Total stockholders' equity	319,675	198,755
Non-controlling interest	4,734	4,767
Total equity	$324,409	$203,522

Total liabilities, preferred stock and equity	$1,122,440	$920,270

1)	Represents a noncontrolling equity interest in a single joint venture we entered into during October 2020. Our investment in the joint venture is accounted for under the equity method of accounting. Refer to Investment in Unconsolidated Joint Venture in this Supplemental Information for additional details.
2)	Includes borrowings under revolving credit facility and term loan. Refer to Debt Summary in this Supplemental Information for additional details.
3)	As of September 30, 2021, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 34.3 years. Refer to our 2021 Quarterly Report on Form 10-Q for expanded disclosure.
4)	Refer to Glossary in this Supplemental Information for relevant features of the Preferred stock - Series B.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands) as of 09/30/2021

Debt Summary
Secured Debt:	Maturity Date	Interest Rate		Commitment	Principal Balance
Lincoln Life Mortgage[1]	January-22	3.41%		$9,600	$9,121
AIG Loan	November-23	4.08%		120,000	115,139
Ohio National Life Mortgage[1]	August-24	4.14%		21,000	19,810
Allianz Loan	April-26	4.07%		63,115	63,115
JPMorgan Chase Loan[1]	January-27	5.23%		13,900	13,266
Nationwide Loan	October-27	2.97%		15,000	15,000
Midland National Life Insurance Mortgage	March-28	3.50%		10,820	10,820
Minnesota Life Loan	May-28	3.78%		21,500	20,558
Transamerica Loan	August-28	4.35%		78,000	71,983
Total / Weighted Average Secured Debt		4.08%		$352,935	$338,812

Unsecured Debt[2]:
KeyBank Unsecured Line of Credit	August-25	1.63%	[3]	$200,000	$—
$100m KeyBank Unsecured Term Loan	August-26	1.58%	[3]	100,000	100,000
$200m KeyBank Unsecured Term Loan	February-27	1.58%	[3]	200,000	150,000
Total / Weighted Average Unsecured Debt		1.60%		$500,000	$250,000

Net Debt:	September 30, 2021	June 30, 2021		March 31, 2021	December 31, 2020
Total Debt[4]	$600,012	$508,544		$539,883	$533,211
Less: Cash	78,943	29,314		28,163	32,054
Net Debt	$521,069	$479,230		$511,720	$501,157

Capitalization
	September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020
Common Shares and Units Outstanding[5]	34,781		31,596		28,945		25,951
Closing Price (as of period end)	$22.75		$19.90		$16.85		$15.00
Market Value of Common Shares[6]	$791,268		$628,760		$487,723		$389,265
Preferred Stock - Series A (at liquidation preference)	50,589		50,589		50,589		50,600
Preferred Stock - Series B (at liquidation preference)	97,277		97,277		97,277		97,230
Total Market Capitalization[6,7]	$1,539,146		$1,285,170		$1,175,472		$1,070,306

Dividend / Share (annualized)	$0.84		$0.84		$0.80		$0.80
Dividend Yield (annualized)	3.7%		4.2%		4.7%		5.3%
Total Debt-to-Total Market Capitalization	39.0%		39.6%		45.9%		49.8%
Secured Debt as a % of Total Debt	58.3%		67.0%		63.3%		62.3%
Unsecured Debt as a % of Total Debt	41.7%		33.0%		36.7%		37.7%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	5.9	x	6.2	x	6.7	x	6.7	x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	7.5	x	8.1	x	8.6	x	8.7	x
Weighted Average Maturity of Total Debt (years)	4.7		4.3		4.7		4.9

Capital Markets Activity - YTD

Common Shares	Avg. Price	Offering	Period	Net Proceeds
2,883,794	$15.00	ATM	Q1 2021	$42,510
2,646,854	$18.86	ATM	Q2 2021	$48,584
3,173,883	$22.32	ATM	Q3 2021	$69,292
315,000	$23.70	ATM	Q4 2021	$7,316

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition. On October 12, 2021, the Company, repaid in full, the outstanding principal and interest balance on the Lincoln Life Mortgage.
2)	On August 11, 2021, the Company entered into a combined $500 million unsecured credit facility, which is comprised on an amended $200 million revolving credit facility, an amended $100 million term loan, and a new $200 million term loan.
3)	The 1-month LIBOR rate as of September 30, 2021 was 0.08%. The spread over the applicable rate for the KeyBank Term Loan and the revolving line of credit with KeyBank is based on the Company’s total leverage ratio.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts. Total Debt includes the Company's pro rata share of unconsolidated joint venture debt in the amount of $11.2 million.
5)	Common shares and units outstanding were 34,274 and 507 as of September 30, 2021, respectively, and 25,344 and 607 for the year ended 2020, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.

Plymouth Industrial REIT, Inc.
Unconsolidated Joint Venture

In October 2020, the Company announced the formation of a $150 million equity joint venture with Madison International Realty to pursue the acquisition of value-add and opportunistic industrial properties in key markets. The joint venture's first acquisition on December 17, 2020 was a portfolio of infill industrial buildings in metropolitan Memphis for $86 million. The acquisition is projected to provide an initial yield of approximately 7.7%.

Unaudited ($ in thousands) as of 09/30/2021

Unconsolidated Joint Venture Portfolio Statistics	Madison International Realty Joint Venture[1]

Number of Properties	16		Partnership	Total Equity
Number of Buildings	28	Joint Venture Members	Interests	Commitment
Square Footage	2,320,773	Plymouth (Managing Member)	20%	$ 30,000
Occupancy	93.7%	Madison	80%	120,000
Weighted Average Lease Term Remaining (in years)	2.5			$ 150,000
Multi-Tenant %	37%	Partner Equity Deployed		$ 33,328
Single-Tenant %	63%	Annualized Asset Mgmt. Fee to PLYM		$ 333

Targeted Leverage	Total Potential Investment	Remaining Potential Investment
60%	$ 375,000	$ 289,000
65%	$ 428,000	$ 342,000

Balance Sheet Information[2]	Selected Quarter-to-Date and Year-to-Date Financial Information[3]

	September 30,		Three Months Ended	Nine Months Ended
ASSETS	2021		September 30,	September 30,
Real estate properties, net	$ 76,385	Plymouth's Share	2021	2021
Cash, cash held in escrow and restricted cash	3,875	Revenues	$ 481	$ 1,426
Other assets	7,689	Net Operating Income	$ 312	$ 916
Total assets	$ 87,949	Interest Expense	$ 92	$ 277
		EBITDA	$ 289	$ 849
LIABILITIES AND EQUITY		Joint Venture Assets	$ 17,590	$ 17,590
Secured debt, net[2]	$ 55,435	Joint Venture Debt	$ 11,200	$ 11,200
Other liabilities	2,877
Equity	29,637
Total liabilities and equity	$ 87,949

Joint Venture Key Terms

●	We are the Managing Member of the joint venture and receive an annual 1% asset management fee on the total equity investment
●	Distribution of cash flows: first to Members pro rata until Madison achieves a 12% return; second 10% to Managing Member and 90% to Members pro-rata until Madison achieves a 15% return, thereafter 20% to Managing Member and 80% to Members pro rata

Additional details on the unconsolidated joint venture can be found in documents filed with or furnished to the SEC.

1)	For illustrative purposes only.
2)	Balance sheet and portfolio information is presented at 100% of the joint venture. Selected financial information is presented at our pro rata share.
3)	A $56 million mortgage secured by the joint venture properties from Minnesota Life that carries a seven-year term at a fixed interest rate of 3.15%.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 09/30/2021

Net Operating Income		YTD Q3 2021 Acquisitions

	Three Months Ended September 30,		Acquisition	# of	Square	Purchase	Projected
	2021	Market	Date	Buildings	Footage	Price	Initial Yield
Pro Forma Net Operating Income (NOI)		Kansas City	2/12/2021	1	221,911	$ 8,600	8.8%
Total Operating NOI	$ 23,845	St. Louis	3/23/2021	1	142,364	7,800	7.6%
Share of Joint Venture NOI	312	Chicago	3/25/2021	1	149,474	7,900	7.3%
Pro Forma Effect of New Lease Activity[1]	871	Cleveland	3/29/2021	1	100,150	7,700	7.6%
Pro Forma Effect of Acquisitions[2]	874	Columbus	3/29/2021	1	772,450	29,000	7.5%
Pro Forma Effect of Repositioning / Development[3]	984	Memphis	6/29/2021	1	74,665	5,250	7.0%
Pro Forma NOI	$ 26,886	St. Louis	6/30/2021	1	155,434	8,800	6.7%
		Memphis	7/9/2021	1	233,000	9,900	7.7%
Amortization of above / below market lease intangibles, net	(489)	Memphis	7/30/2021	2	316,935	6,277	8.0%
Straight-line rental revenue adjustment	(967)	Chicago	8/12/2021	1	513,512	30,100	7.8%
Pro Forma Cash NOI	$ 25,430	St. Louis	8/24/2021	1	769,500	55,200	6.7%
				12	3,449,395	$ 176,527	6.9%

Other Assets and Liabilities		Developable Land

Cash, cash held in escrow and restricted cash	$ 78,943		Owned	Developable	Under	Under
Other assets	$ 35,948	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Development (SF)[5]
Accounts payable, accrued expenses and other liabilities	$ 61,074	Atlanta	65	420,000	240,000	180,000
		Chicago	11	220,000	-	-
Debt and Preferred Stock		Boston	8	70,000	70,000	-
		Cincinnati	30	500,000	-	500,000
Secured Debt, net	$ 338,812	Jacksonville	15	178,000	-	178,000
Unsecured Debt, net	$ 250,000	Memphis	23	475,000	-	-
Share of Joint Venture Debt[6]	$ 11,200		152	1,863,000	310,000	858,000
Preferred Stock - Series A7	$ 50,589
Preferred Stock - Series B7	$ 97,277

Common shares and units outstanding[8]	34,781

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommented new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up as if the properties were fully stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Our ownership interest is 20%.
7)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
8)	Common shares and units outstanding were 34,274 and 507 as of September 30, 2021.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 09/30/2021

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2019	Renewals	1,380,839	58.4%	$ 4.17	$ 4.51	7.9%	$ 0.19	$ 0.14
	New Leases	982,116	41.6%	$ 2.88	$ 3.43	19.1%	$ 0.27	$ 0.23
	Total	2,362,955	100%	$ 3.64	$ 4.06	11.6%	$ 0.22	$ 0.17

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

Q1 2021	Renewals	892,358	77.3%	$ 3.99	$ 4.38	9.8%	$ 0.23	$ 0.07
	New Leases	261,495	22.7%	$ 3.82	$ 4.61	20.5%	$ 0.15	$ 0.14
	Total	1,153,853	100%	$ 3.95	$ 4.43	12.2%	$ 0.21	$ 0.08

Q2 2021	Renewals	937,191	50.1%	$ 4.04	$ 4.17	3.2%	$ 0.16	$ 0.10
	New Leases	934,931	49.9%	$ 3.49	$ 3.89	11.4%	$ 0.23	$ 0.23
	Total	1,872,122	100%	$ 3.77	$ 4.03	7.0%	$ 0.19	$ 0.16

Q3 2021	Renewals	455,146	31.9%	$ 4.49	$ 4.72	5.1%	$ 0.16	$ 0.14
	New Leases	972,922	68.1%	$ 4.16	$ 4.74	13.8%	$ 0.22	$ 0.25
	Total	1,428,068	100%	$ 4.27	$ 4.73	10.8%	$ 0.20	$ 0.22

Lease Expiration Schedule

Year	Square Footage	ABR[2]	% of ABR Expiring[3]
Available	982,381	$ -	-
2021	215,716	1,514,747	1.4%
2022	3,639,621	15,677,829	14.7%
2023	2,987,924	11,886,574	11.1%
2024	5,074,431	20,474,380	19.2%
2025	4,572,543	18,299,142	17.2%
Thereafter	9,122,505	38,817,591	36.4%
Total	26,595,121	$106,670,263	100.0%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2021, multiplied by 12. Excludes rent abatements..
3)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of September 30, 2021.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 09/30/2021

Industry	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	6,924,539	70	27.1%	$26,559,744	24.8%	$3.84
Home & Garden	1,607,780	15	6.3%	5,219,842	4.9%	3.25
Food & Beverage	1,398,717	20	5.5%	6,369,212	6.0%	4.55
Cardboard and Packaging	1,338,266	14	5.2%	4,959,945	4.6%	3.71
Construction	1,324,009	31	5.2%	5,514,888	5.2%	4.17
Printing	1,288,178	9	5.0%	4,257,192	4.0%	3.30
Automotive	1,215,163	19	4.7%	5,206,875	4.9%	4.28
Wholesale/Retail	1,154,080	21	4.5%	4,661,491	4.4%	4.04
Light Manufacturing	1,081,362	10	4.2%	3,599,699	3.4%	3.33
Education	918,356	9	3.6%	4,335,848	4.1%	4.72
Other Industries*	7,362,290	196	28.7%	35,985,527	33.7%	4.89
Total	25,612,740	414	100.0%	$106,670,263	100.0%	$4.16

*Other Industries	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Healthcare	806,391	24	3.1%	$3,996,176	3.7%	$4.96
Plastics	771,234	10	3.0%	3,171,461	3.0%	4.11
Storage	717,260	11	2.8%	3,212,415	3.0%	4.48
Industrial Equipment Components	708,839	18	2.8%	2,723,675	2.6%	3.84
Metal Fabrication/Finishing	487,566	10	1.9%	2,316,104	2.2%	4.75
Technology & Electronics	460,070	14	1.8%	2,429,022	2.3%	5.28
Business Services	417,342	22	1.6%	3,344,297	3.1%	8.01
Chemical	371,672	5	1.5%	1,366,019	1.3%	3.68
Plumbing Equipment/Services	361,374	6	1.4%	1,272,813	1.2%	3.52
Appliances	335,415	2	1.3%	1,450,098	1.4%	4.32
Other[2]	1,925,127	74	7.5%	10,703,447	9.9%	5.56
Total	7,362,290	196	28.7%	$35,985,527	33.7%	$4.89

1)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2021, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 09/30/2021

Leased Square Feet and Annualized Base Rent by Lease Type
Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	19,458,177	306	76.0%	$ 79,354,719	74.4%	$ 4.08
Modified Net	3,205,210	50	12.5%	13,894,792	13.0%	4.34
Gross	2,949,353	58	11.5%	13,420,752	12.6%	4.55
Total	25,612,740	414	100.0%	$ 106,670,263	100.0%	$ 4.16

Leased Square Feet and Annualized Base Rent by Tenant Type
Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	14,577,879	349	56.9%	$ 65,561,022	61.5%	$ 4.50
Single-Tenant	11,034,861	65	43.1%	41,109,241	38.5%	3.73
Total	25,612,740	414	100.0%	$ 106,670,263	100.0%	$ 4.16

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	16,702,289	78	65.2%	$ 60,830,706	57.1%	$ 3.64
Warehouse/Light Manufacturing	6,110,678	29	23.9%	24,889,263	23.3%	4.07
Small Bay Industrial[2]	2,799,773	45	10.9%	20,950,294	19.6%	7.48
Total	25,612,740	152	100.0%	$ 106,670,263	100.0%	$ 4.16

1)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2021, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 366,431 leased square feet and annualized base rent of $5,034,750. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 09/30/2021

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	6/30/2024	$ 4.40	$ 3,385,800	3.2%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.42	2,269,723	2.1%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.86	2,211,524	2.1%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.30	2,164,500	2.0%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	12/31/2028	3.02	1,898,956	1.8%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.21	1,819,461	1.7%
Pactiv Corporation	Chicago	Food & Beverage	3	439,631	8/31/2023	3.95	1,737,484	1.6%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	4	532,437	11/30/2027	3.10	1,650,555	1.5%
First Logistics	Chicago	Logistics & Transportation	1	327,194	10/31/2024	4.95	1,619,610	1.5%
JobsOhio Beverage System	Cleveland	Food & Beverage	1	350,000	3/31/2024	4.26	1,491,000	1.4%
Total Largest Tenants by Annualized Rent			19	5,403,089		$ 3.75	$ 20,248,613	18.9%
All Other Tenants			395	20,209,651		$ 4.28	$ 86,421,650	81.1%
Total Company Portfolio			414	25,612,740		$ 4.16	$ 106,670,263	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	64	155,596	208,267	74.7%	79.9%	$ 1,699,384	$ 1,736,850	1.6%	$ 10.75
5,000 - 9,999	59	424,945	516,445	82.3%	86.7%	3,444,312	3,498,869	3.3%	8.06
10,000 - 24,999	88	1,476,563	1,635,960	90.3%	90.9%	10,011,384	10,081,464	9.4%	6.74
25,000 - 49,999	78	2,722,971	2,806,055	97.0%	99.4%	15,149,447	15,149,447	14.1%	5.56
50,000 - 99,999	57	3,891,324	4,180,501	93.1%	97.9%	17,656,813	17,990,268	16.8%	4.53
100,000 - 249,999	42	7,261,544	7,261,544	100.0%	100.0%	26,648,980	26,648,980	24.9%	3.67
> 250,000	26	9,679,797	9,986,349	96.9%	100.0%	32,059,944	32,059,944	29.9%	3.31
Total / Weighted Average	414	25,612,740	26,595,121	96.3%	98.7%	$ 106,670,263	$ 107,165,821	100.0%	$ 4.17

1)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2021, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of September 30, 2021 plus annualized base rent for leases signed but not commenced as of September 30, 2021.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of September 30, 2021 plus annualized base rent for leases signed but not commenced as of September 30, 2021, divided by leased square feet plus uncommenced leased square feet.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 09/30/2021

Primary Markets[1]

				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta	8	9	98.6%	1,318,002	5.0%	$ 5,318	5.0%
Chicago	38	39	92.6%	6,592,226	24.9%	26,364	24.7%

Secondary Markets[1]

				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	1	100.0%	200,625	0.8%	$ 1,141	1.1%
Cincinnati	8	8	95.1%	2,045,910	7.7%	7,326	6.9%
Cleveland	14	17	98.6%	3,681,390	13.8%	15,313	14.4%
Columbus	10	10	96.3%	2,724,173	10.2%	8,657	8.1%
Indianapolis	14	14	98.0%	3,468,401	13.0%	11,976	11.2%
Jacksonville	7	24	99.7%	1,966,154	7.4%	12,984	12.2%
Kansas City	1	1	100.0%	221,911	0.8%	790	0.6%
Memphis	8	19	94.1%	2,397,934	9.0%	8,097	7.6%
Philadelphia	1	1	99.8%	156,634	0.6%	952	0.9%
St. Louis	7	9	99.8%	1,821,761	6.8%	7,752	7.3%
Total	117	152	96.3%	26,595,121	100.0%	$ 106,670	100.0%

Total Acquisition Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[3]	Gross Real Estate Assets[4]	% Gross Real Estate Assets
Atlanta	GA	9	$ 62,931	$ 55,358	5.3%
Chicago	IL, IN, WI	39	262,776	253,027	24.0%
Boston	MA, ME	1	10,500	9,258	0.9%
Cincinnati	OH, KY	8	68,457	63,428	6.0%
Cleveland	OH	17	176,250	165,330	15.7%
Columbus	OH	10	101,643	98,764	9.4%
Indianapolis	IN	14	104,740	94,137	9.0%
Jacksonville	FL, GA	24	135,650	123,540	11.8%
Kansas City	MO	1	8,600	8,114	0.8%
Memphis	TN	19	74,902	69,076	6.6%
Philadelphia	PA, NJ	1	9,700	8,679	0.8%
St. Louis	MO	9	111,437	102,087	9.7%
Total		152	$ 1,127,586	$ 1,050,798	100.0%

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2021, multiplied by 12. Excludes rent abatements.
3)	Represents total direct consideration paid prior to the allocations per U.S. GAAP.
4)	The gross book value of real estate assets as of September 30, 2021 excluding $11,046 in leasehold improvements and assets related to corporate activities and the finance lease right-of-use asset of $904 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition and dispositions and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock and excludes certain non-cash operating expenses such as impairment on real estate lease, unrealized appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, acquisition and transaction related costs for transactions not completed and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Gross Assets: The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. For gross assets as of September 30, 2021 the calculation is as follows:

Total assets	$ 1,122,440
Add back accumulated depreciation	129,910
Add back intangible amortization	65,134
Gross assets	$ 1,317,484

Joint Venture Financial Information: We present components of balance sheet and operating results information related to our real estate joint venture, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items by applying our noncontrolling economic interest ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented. In addition, we present components of balance sheet and portfolio information at 100% of the joint venture. We believe this information can help investors estimate the balance sheet and operating results information related to our unconsolidated joint venture. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Preferred Stock - Series B: On December 14, 2018, we completed the offering of 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock at a purchase price of $17.00 per share for an aggregate consideration of $75,000 or $71,800, net of issuance costs. The relevant features of the Series B Preferred Stock ("Series B") are as follows ($ in thousands):

Year	Cash Pay Rate	Annual Cash Dividend	Liquidation Preference[1]	Conversion and Redemption Options[2]
3 - 2021	3.75%	$ 2,813	$ 97,277	No conversion or redemption options
4 - 2022	4.00%	$ 3,000	$ 97,277	- Commencing 1/1/2022, holders of the Series B have the right to convert at the liquidation preference;
- Commencing 1/1/2022, Plymouth can elect to convert up to 100% of Series B upon the 20-day VWAP per share of Plymouth's common stock being greater than $26.35;
				- Neither option expires
5 - 2023	6.50%	$ 4,875	$ 105,971	Commencing 1/1/2023, Plymouth can redeem up to 50% of the Series B at the liquidation preference
6 - 2024[3]	12.00%	$ 9,000	$ 114,028	- Commencing 1/1/2024, Plymouth can redeem up to 100% of the Series B at the liquidation preference;
				- Commencing 12/31/2024, any outstanding shares of Series B will automatically covert into common stock, subject to the 19.99% threshold[4]

1)	Liquidation Preference is defined as the greater of (a) the amount necessary for the holder to achieve a 12% internal rate of return, taking into account cash dividends paid and (b) $21.89, plus accrued and unpaid dividends.
2)	Conversion and Redemption Options grant Plymouth the right to settle the conversion/redemption via: I) Physical Settlement with each share of Series B being converted to a number of common shares equal to the greater of (i) one share of common stock or (ii) the quotient of the liquidation preference divided by the 20-Day VWAP, subject to the 19.99% threshold, or II) Cash Settlement whereby we pay for each share of Series B being converted in cash in an amount equal to the greater of (i) the liquidation preference or (ii) the 20-Day VWAP, or III) Combination Settlement whereby Plymouth shall pay, or deliver, in respect to each share of Series B being converted, a settlement amount equal to either (i) cash equal to the Cash Settlement amount or (ii) number of shares of common stock equal to the Physical Settlement.
3)	Effective 1/1/2025, in the event the Series B Preferred Stock has not been settled, the holders obtain certain governance rights, including the option to elect an additional two members to Plymouth's Board of Directors.
4)	The 19.99% Threshold requires approval from the shareholders of Plymouth's common stock to approve the conversion of any Series B Preferred Stock into common shares that exceeds 19.99% of the outstanding common shares as of December 14, 2018.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2019. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2020 and 2021. For 2021, the Same Store Portfolio consists of 81 properties aggregating 17,093,547 rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

VWAP: The volume weighted average price of a trading security.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.